THIRD AMENDED AND RESTATED BYLAWS
OF
GODADDY INC.
As Amended and Restated on June 4, 2025

ARTICLE I
Offices

SECTION 1.01 Registered Office. The registered office and registered agent of GoDaddy Inc. (the “Corporation”) shall be as set forth in the Certificate of Incorporation (as defined below). The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors of the Corporation (the “Board of Directors”) may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.

ARTICLE II
Meetings of Stockholders

SECTION 2.01 Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. For purposes of these Bylaws and for the avoidance of doubt, all references to a “stockholder” means a stockholder of record of the Corporation.

SECTION 2.02 Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Corporation’s amended and restated certificate of incorporation as then in effect (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Certificate of Incorporation”) and may be held at such place, if any, either within or without the State of Delaware and at such time and date as the Board of Directors or the Chair of the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chair of the Board of Directors.

SECTION 2.03 Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any amendment or supplement thereto) delivered pursuant to Section 2.04 of Article II of these Bylaws, (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with all of the notice procedures set forth in this Section 2.03 and who was a stockholder of record (i) at the time such notice is delivered to the Secretary of the Corporation (the “Secretary”), (ii) on the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, and (iii) on the date of the annual meeting. For the avoidance of doubt, the foregoing clause (c) is the exclusive means for a stockholder to make nominations for director election and to propose business at an annual meeting of stockholders (other than a proposal included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act).

(2)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely notice thereof in proper written form to the Secretary at the principal executive offices of the Corporation and provided any updates to such notice and additional information at the time and in the form required by Section 2.03(A)(8) or by Section 2.03(A)(9), and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation, and by email to governance@godaddy.com, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Neither the adjournment or recess of an annual meeting, nor the postponement or rescheduling of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, shall commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with the preceding provisions of this paragraph, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary not later than the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation. To be considered timely, any stockholder notices or other information required to be delivered or submitted pursuant to this Section 2.03 must be received by the Corporation before the close of business at the principal executive offices of the Corporation both by delivery to its principal executive offices and by email to governance@godaddy.com. The timeliness requirements set forth in this Section 2.03 apply notwithstanding any different requirements set forth in Rule 14a-19 or elsewhere in Regulation 14A of the Exchange Act, including with respect to any statements or information required to be provided to the Corporation pursuant to Rule 14a-19 of the Exchange Act by a stockholder and not otherwise specified herein.

(3)    If the stockholder proposes to nominate one or more persons for election or re-election as directors, the stockholder’s notice shall set forth the names of such stockholder’s nominees. The number of nominees (inclusive of substitutes) that a stockholder may set forth in such notice for nomination for election or re-election at an annual meeting (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. If the stockholder proposes to bring other business before an annual meeting, the stockholder’s notice shall include (a) a brief description of the business desired to be brought before the meeting; (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (c) the reasons for conducting such business at the meeting; and (d) any material interest (including a substantial interest, within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the business or proposal is made. A stockholder may not submit any substitute nominations unless they are made within the time periods set forth in this Section 2.03 and the stockholder and the substitute nominees otherwise comply with this Section 2.03.

(4)    The stockholder’s notice required by this Section 2.03 shall include the following information about the stockholder giving the notice and each beneficial owner, if any, on whose behalf the stockholder is making the nomination(s) or business or proposal(s), and any affiliate who controls either of the foregoing directly or indirectly (a “control person”):
(a) each such person’s name and address (including, in the case of the stockholder, the name and address that appears on the Corporation’s books and records);
(b) the class or series and number of shares of capital stock of the Corporation that are respectively owned, (directly or indirectly, beneficially or of record) by each such person (including any class or series of shares of the Corporation to which such person has a right to acquire beneficial ownership at any time in the future);

(c) any other information relating to each such person required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act; and
(d) a description of (i) any plans or proposals which any person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and (ii) any agreement, arrangement or understanding (including the identity of the parties thereto) with respect to the nomination or other business between or among such persons and any other parties, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), in each case as of the date the notice required by this Section 2.03 is delivered to the Corporation by the stockholder presenting the nomination or other proposal.
(5)    The stockholder’s notice required by this Section 2.03 shall include as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Section 14(a) of the Exchange Act; (b) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (i) consents to serving as a director if elected and to being named in the Corporation’s proxy materials and form of proxy as a nominee (with the Corporation determining in its discretion whether to include such nominee in its proxy materials), and currently intends to serve as a director for the full term for which such person is standing for election; (ii) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation; or (2) that could limit or interfere with the person’s ability to comply, if elected, with such person’s fiduciary duties under applicable law; (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; and (iv) if elected as a director, will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors (which will be promptly provided following a request therefor); and (c)    all completed and signed questionnaires provided by the Corporation (the “Questionnaires”) (which shall also be completed by the Corporation’s nominees for director). The Questionnaires will be provided by the Corporation within ten (10) days following a request therefor by a stockholder seeking to nominate nominees.

    (6)    The stockholder’s notice required by this Section 2.03 shall include:
(a) a description of any agreement, arrangement, understanding or relationship (including the identity of all the parties thereto) with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation to which any of the following is a party, or pursuant to which any of the following has a right to vote any shares of any class or series of stock of the Corporation: (i) the stockholder giving the notice; (ii) the beneficial owner, if any, on whose behalf the nomination or proposal is made, (iii) any of the stockholder’s nominees for director; and (iv) the respective affiliates or associates of any of any of the foregoing (each person contemplated by the foregoing clauses (i)-(iv) collectively, “proponent persons”);
(b) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, any contract to purchase or sell, the acquisition or grant of any option, right or warrant to purchase or sell or any swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to hedge, profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation; and
(c) any significant equity interest held by the proponent persons in any principal competitors of the Corporation, a list of which will be provided by the Corporation within ten (10) days following a request therefor by a stockholder.

    (7)    The stockholder’s notice required by this Section 2.03 shall include the following representations, certifications and agreements from each of the stockholder giving the notice, each beneficial owner (if any) on whose behalf the stockholder’s nomination or proposal is being made and each control person (if any):
(a) a representation that the stockholder giving the notice is a holder of record of stock of the Corporation at the timing the notice required by Section 2.03 is given; and will be a stockholder of record as of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and as of the date of the annual meeting;
(b) a representation whether or not a stockholder, or beneficial owner or control person(s), if any, will, or will be part of a group that will, (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or, in the case of a nominee, at least 50% of the voting power of the Corporation’s outstanding capital stock; (ii) solicit proxies or votes from stockholders pursuant to Rule 14a-19 under the Exchange Act confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least sixty-seven percent (67%) of the voting power of the Corporation’s stock entitled to vote generally in the election of directors; and/or (iii) otherwise solicit proxies with respect to one or more nominees or business proposals (in each case, specifically identifying each participant in the solicitation as defined under Item 4 of Schedule 14A and the means by which the participants intend to solicit proxies or votes);
(c) a representation that promptly after a stockholder, beneficial owner or control person(s), if any, solicits the holders of the Corporation’s stock referred to in the representation required in the preceding clause, and in any event no later than the tenth (10th) day before the annual meeting, such stockholder, beneficial owner or control person(s) will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock;
(d) a certification regarding whether such stockholder, and beneficial owner and control person, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s, beneficial owner’s and/or control person’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s, beneficial owner’s and/or control person’s acts or omissions as a stockholder of the Corporation.
(8)    A stockholder providing notice of a proposed nomination or other business proposed to be brought before a meeting (whether given pursuant to this Section 2.03(A) or Section 2.03(B)) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in proper written form to the Secretary at the principal executive offices of the Corporation, and by email to governance@godaddy.com not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement set forth in these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in a stockholder’s notice, extend any applicable deadline under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder’s notice under these Bylaws to amend or update any proposal or to submit a new proposal or new nominees.
(9)    At any time before the applicable meeting of stockholders, the Corporation may require (a) any proposed nominee to furnish such other information as it may reasonably require to determine the independence of such nominee under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules and (b) any proposed nominee and any stockholder who has provided a notice of nomination or other business (and any beneficial owner on whose behalf such stockholder is acting and any control person) to provide any information that the Corporation determines is required to determine whether any person has complied with this Section 2.03. Any such information required to be provided pursuant to this paragraph must be provided to the Corporation within five business days of the Corporation’s request therefor.
(B) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record at the time such notice is delivered in proper written form to the Secretary at the principal executive offices of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation, and by email to governance@godaddy.com, not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such notice of a stockholder shall include the same information, representations, certifications and agreements that would be required if the stockholder were to make a nomination in connection with an annual meeting of stockholders pursuant to Sections 2.03(A)(4)-(7) and such stockholder shall be obligated to provide the same supplemental or additional information in connection with a special meeting of stockholders as required pursuant to Section 2.03(A)(8)-(9) in connection with an annual meeting of stockholders.

(C)    General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Without limiting any remedy available to the Corporation, a stockholder may not present nominations for director or business at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation, if such stockholder, any beneficial owner (as applicable) or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by this Section 2.03, otherwise failed to comply with this Section (or with any law, rule or regulation identified in this Section) or provided false or misleading information to the Corporation.

(2)    Unless otherwise required by law or as otherwise determined by the Board of Directors or the chair of the meeting, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act) shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, to the Secretary at the principal executive offices of the Corporation and by email to governance@godaddy.com at least five days in advance of the meeting of stockholders.

(3)    Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors or the chair of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The authority of the chair of the meeting shall be subject to the supervision of the Board of Directors and any rules or regulations adopted by the Board of Directors.

(4)    Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided that such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service or is generally available on internet news sites or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.03, “close of business” shall mean 6:00 p.m. local time in the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day. For purposes of this Section 2.03, the “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(5)    Nothing in this Section 2.03 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act (including, without limitation, Rule 14a-8 of the Exchange Act) or (b) of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(6)    A stockholder (and beneficial owner and control person, as applicable) shall also comply with all applicable requirements of the Exchange Act (including Rule 14a-19, if applicable) with respect to the matters set forth in this Section 2.03.

(7)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by or on behalf of the Board of Directors.

(D)    Conduct of Stockholder Meeting.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chair of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 2.04 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

SECTION 2.05 Quorum. Unless otherwise required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

SECTION 2.06 Voting. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Incorporation or applicable law, or determined by the Board of Directors or the chair of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the affirmative vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to the Certificate of Incorporation, at any meeting of stockholders at which directors are elected, each nominee for election in an uncontested election shall be elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. In all director elections other than uncontested elections, the nominees for director shall be elected by a plurality of the votes cast. For purposes of this Section 2.06, “uncontested election” means any meeting of stockholders at which the number of candidates does not exceed the number of directors to be elected and with respect to which:

(a) no stockholder has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with Section 2.03; or
(b) such a notice has been submitted, and on or before the date the Corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether thereafter revised or supplemented) the notice has been: (i) withdrawn in writing to the Secretary of the Corporation; (ii) determined not to be a valid notice of nomination, with such determination made by the Board of Directors, or if challenged in court, by a final court order; or (iii) determined by the Board of Directors not to create a bona fide election contest.

SECTION 2.07 Chair of Meetings. The Chair of the Board of Directors, if one is elected, or, in his or her absence or disability, a person designated by the Board of Directors shall be the chair of the meeting and, as such, preside at all meetings of the stockholders.

SECTION 2.08 Secretary of Meetings. The Secretary shall act as secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the chair of the meeting shall appoint a person to act as secretary at such meetings.

SECTION 2.09 Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

SECTION 2.10 Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, the Board of Directors or the chair of the meeting or stockholders holding a majority in voting power of the shares of stock of the Corporation, present in person or by proxy and entitled to vote thereat, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote at the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

SECTION 2.11 Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a)    participate in a meeting of stockholders; and

(b)    be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that
(i)    the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii)    the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and
(iii)    if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 2.12 Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

SECTION 2.13 Delivery to the Corporation. Except as otherwise provided by or pursuant to the provisions of these Bylaws, whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, Questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III
Board of Directors

SECTION 3.01 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 3.02 Number and Term; Chair. The number of directors shall be fixed in the manner provided in the Certificate of Incorporation. The term of each director shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders. The Board of Directors shall elect a Chair of the Board of Directors, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chair of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present. If the Chair of the Board of Directors is not present at a meeting of the Board of Directors, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

SECTION 3.03 Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer of the Corporation or the Secretary. The resignation shall take effect at the time (or upon the happening of the event) specified therein, and if no time (or event) is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

SECTION 3.04 Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

SECTION 3.05 Vacancies and Newly Created Directorships. Except as otherwise provided by applicable law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation.

SECTION 3.06 Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or as provided by the Certificate of Incorporation and shall be called by the Chief Executive Officer or the Secretary if directed by the Board of Directors, and shall be at such places and times as they or he or she shall fix. Notice need not be given of regular meetings of the Board of Directors. At least twenty four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director. A notice need not state the purpose of a special meeting, and, unless otherwise indicated in the notice thereof, any and all business may be transacted at a such meeting.

SECTION 3.07 Quorum, Voting and Adjournment. Subject to the requirements of the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned. At any adjourned meeting of the Board of Directors at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 3.08 Committees; Committee Rules. The Board of Directors may designate from time to time one or more committees, including an Audit and Risk Committee, a Compensation and Human Capital Committee and a Nominating and Governance Committee, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members then serving on the committee shall be necessary to constitute a quorum unless the total directors then serving on the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. In the event the Board of Directors fixes by resolution a different quorum for a committee, in no case shall the quorum be less than one-third of the directors then serving on the committee. Unless otherwise provided in such a resolution, and subject to the Certificate of Incorporation, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 3.09 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission. Consents may be made effective in any manner permitted by Section 141 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10 Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

SECTION 3.11 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 3.12 Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 3.13 Emergency Bylaws. This Section 3.13 shall be operative during any emergency condition as contemplated by Section 110 of the DGCL (an “Emergency”), notwithstanding any different or conflicting provision in these Bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committee of the Board of Directors as they shall deem necessary or appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL.

ARTICLE IV
Officers

SECTION 4.01 Number. The officers of the Corporation shall include a Chief Executive Officer (who shall also be President for the purpose of the DGCL, unless otherwise determined by the Board of Directors), a Chief Financial Officer, a Chief Legal Officer or General Counsel and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, including one or more Executive Vice Presidents, Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

SECTION 4.02 Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors. The Board of Directors may appoint one or more officers called a Vice Chair, each of whom does not need to be a member of the Board of Directors.

SECTION 4.03 Chief Executive Officer. The Chief Executive Officer shall have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities.

SECTION 4.04 President/Vice Presidents. The President, each Vice President, if any are elected (of whom one or more may be designated an Executive Vice President or Senior Vice President), shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 4.05 Chief Financial Officer. The Chief Financial Officer shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 4.06 Chief Legal Officer/General Counsel. The Chief Legal Officer or General Counsel shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 4.07 Treasurer. The Treasurer shall supervise and be responsible for (i) the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation, (iii) the accuracy of accounts of receipts and disbursements in books belonging to the Corporation, (iii) the deposit of all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes, (iv) the disbursement of the funds of the Corporation as well as taking proper vouchers therefor. He or she shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation.

In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 4.08 Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

SECTION 4.09 Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.

SECTION 4.10 Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

SECTION 4.11 Contracts and Other Documents. Except as otherwise provided by law, the Restated Certificate of Incorporation or these Bylaws, each officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances or any other document or instrument which is (a) authorized by the Board of Directors or (b) executed in accordance with policies of the Corporation, except in each case where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the Board of Directors to some other officer, employee or agent of the Corporation.

SECTION 4.12 Ownership of Securities of Another Entity. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

SECTION 4.13 Delegation of Duties. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this IV.

SECTION 4.14 Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3.03.

SECTION 4.15 Vacancies. The Board of Directors shall have the power to fill vacancies occurring in any office.

ARTICLE V
Stock

SECTION 5.01 Shares With Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers of the Corporation, including the Chair of the Board of Directors, any Vice Chair of the Board of Directors, the President or a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

SECTION 5.02 Shares Without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

SECTION 5.03 Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5.04 Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

SECTION 5.06 Fixing Date for Determination of Stockholders of Record.

(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.07 Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI
Notice and Waiver of Notice

SECTION 6.01 Notice. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

SECTION 6.02 Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII
Indemnification

SECTION 7.01 Indemnification of Directors and Officers. Each current or former director or officer of the Corporation (hereinafter an “indemnitee”) who was or is a party, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals, by reason of the fact that he or she is or was a director or an “officer” of the Corporation or, while serving as a director or “officer” of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted by indemnitee in any such capacity or in any other capacity while serving as a director, officer, employee or agent (hereinafter an “indemnifiable proceeding”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), from and against all loss and liability suffered and expenses (including attorneys’ fees, costs and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of indemnitee in connection with such action, suit or proceeding, including any appeals; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors; provided, further, that the Corporation not be obligated under this Section 7.01: (a) to indemnify indemnitee under these Bylaws for any amounts paid in settlement of any indemnifiable proceeding unless the Corporation consents to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned; provided that this clause (a) shall not apply to a current or former director of the Corporation, or (b) to indemnify indemnitee for any disgorgement of profits made from the purchase or sale by indemnitee of securities of the Corporation under Section 16(b) of the Exchange Act. For purposes of this Article VII, an “‘officer’ of the Corporation” means an officer as defined by Rule 16a-1(f) promulgated under the Exchange Act.

In addition, subject to Section 7.04, the Corporation shall not be liable under this Article VII to make any payment of amounts otherwise indemnifiable hereunder (including, without limitation, judgments, fines and amounts paid in settlement) if and to the extent that the indemnitee has otherwise actually received such payment under this Article VII or any insurance policy procured by or on behalf of the Corporation.

SECTION 7.02 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right, to the fullest extent permitted by the DGCL, to be paid by the Corporation the expenses (including attorney’s fees, costs and expenses) incurred by the indemnitee in appearing at, participating in or defending, or otherwise arising out of or related to, any indemnifiable proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII pursuant to Section 7.03 (hereinafter an “advancement of expenses”); provided, however, that,

(a)    if the DGCL so requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay any amounts so advanced (without interest) if and to the extent that it is determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.01 and 7.02 or otherwise;

(b)    the Corporation’s obligation to make an advancement of expenses pursuant to this Section 7.02 shall not apply to a proceeding (or part thereof) initiated by the indemnitee, except that advancement shall be made with respect to any compulsory counterclaim brought by such indemnitee;

(c)    for the avoidance of doubt, the Corporation shall advance expenses to defend an indemnifiable proceeding alleging a claim under Section 16(b) of the Exchange Act; and

(d)    with respect to any indemnifiable proceeding for which the indemnitee requests advancement of expenses under this Section 7.02, the Corporation shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to indemnitee, upon the delivery to indemnitee of written notice of its election to do so.

SECTION 7.03 Right of Indemnitee to Bring Suit. If a claim for indemnification is not paid in full within sixty (60) days, or a claim advancement of expenses is not paid in full within twenty (20) days, after receipt by the Corporation of a request therefor, the indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense (including attorneys’ fees, costs and expenses) of prosecuting or defending such suit. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Corporation’s stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Further, the Corporation shall be entitled to recover advanced expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

SECTION 7.04 Indemnification Not Exclusive.

(a)    The provisions for indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, the Corporation’s certificate of incorporation, other agreements or arrangements, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(b)    Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for payments to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities, and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.04(b) and entitled to enforce this Section 7.04(b).

For purposes of this Section 7.04(b), the following terms shall have the following meanings:

(1)    The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(2)    The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the Corporation and any indemnity-related entity pursuant to the DGCL, any agreement and any certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

SECTION 7.05 Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal. In addition, the rights conferred upon indemnitees in this Article VII shall extend to any broader indemnification rights permitted by any amendment to the DGCL.

SECTION 7.06 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. Subject to Section 7.04, in the event of any payment by the Corporation under this Article VII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee with respect to any insurance policy or any other indemnity agreement covering the indemnitee. The indemnitee shall execute all papers required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by the indemnitee in connection with such subrogation.

SECTION 7.07 Indemnification of Employees and Agents of the Corporation. The Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, and may, to the extent authorized from time to time by the Board of Directors, enter agreements with any director, officer, employee, or agent of the Corporation that grant rights to indemnification and to the advancement of expenses in excess of those granted in the provisions of this Article VII.

ARTICLE VIII
Miscellaneous

SECTION 8.01 Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 8.02 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 8.03 Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall consist of the twelve (12) month period ending on December 31.

SECTION 8.04 Construction; Section Headings. For purposes of these Bylaws, unless the context otherwise requires, (i) references to “Articles” and “Sections” refer to articles and sections of these Bylaws and (ii) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 8.05 Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX
Amendments

SECTION 9.01 Amendments. The Board of Directors is authorized to make, alter, amend, repeal and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Stockholders may make, alter, amend, repeal and rescind, in whole or in part, these Bylaws in the manner specified in the Certificate of Incorporation.

ARTICLE X
Exclusive Forum

SECTION 10.01 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim that is based upon a violation of duty by any current or former director, officer or other employee or current or former stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court, or for which such court does not have subject matter jurisdiction.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933 as amended.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.
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